Exhibit 21
                         Subsidiaries of the Registrant



         Bellcrest Homes, Inc., a Georgia corporation
         Belmont Homes, Inc., a Mississippi corporation
         BRC Components, Inc., an Alabama corporation
         Cavalier Acceptance Corporation, an Alabama corporation
         Cavalier Associated Retailers, Inc., a Delaware corporation
         Cavalier Industries, Inc., a Delaware corporation
         Cavalier Manufacturing, Inc., a Delaware corporation
         Cavalier Properties, Inc., a Delaware corporation
         Cavalier Real Estate Co., Inc., a Delaware corporation
         Delta Homes, Inc., a Mississippi corporation
         Home Transportation Co., Inc., a Mississippi corporation
         Impact Media Group, Inc., an Alabama corporation
         Kensinger Homes, Inc., a Florida corporation
         Quality Certified Insurance Services, Inc., an Alabama corporation Quality Insurance Agency, Inc., a Mississippi corporation
         Quality Housing Supply, LLC, a Tennessee limited liability company Ridge Pointe Manufacturing, LLC, an Alabama limited liability company Spirit Homes, Inc., an Arkansas corporation
         The Home Place, Inc., an Alabama corporation